The Ohio National Life Insurance Company Express mail address: One Financial Way, Cincinnati, Ohio 45242	❒ P.O. Box 5308 For Institutional Sales
Cincinnati, OH 45201
❒ P.O. Box 5375 For ONESCO
Cincinnati, OH, 45201

ONcore Variable Annuity Application	EFFECTIVE MAY 2014 FORM 4896 REV. 10/12

1.	ONcore Product Name

2.	Annuitant

	First Name		Middle			Last

	Street Address	City		State	ZIP		Phone

	SS#/Tax ID#:	— — — — — — — — — Sex: ❒ M ❒ F Date of Birth: - -

3a.	Owner (If different than Annuitant)					3b.	Joint Owner (If applicable) Owner’s Spouse? ❒ Yes ❒ No

	First Name			Middle			First Name			Middle

	Last						Last

	Street Address						Street Address

	City			State	ZIP		City		State	ZIP
	(	)					(	)
	Phone						Phone

	SS#/Tax ID#	— — — — — — — — — —					SS#/Tax ID#	— — — — — — — — — — — — —

	Sex: ☐ M ☐ F		Date of Birth:	- -			Sex: ❒ M ❒ F Date of Birth: - -

4.	Beneficiary (If you need to provide additional information use Special Requests, Section 14, or enclose a signed letter of instruction.)

	Beneficiary Name	❒ Primary	❒ Contingent	Beneficiary Name	❒ Primary	❒ Contingent

	Street Address			Street Address

	City	State	ZIP	City	State	ZIP

	( )			( )
	Date of Birth	Phone		Date of Birth	Phone

	Relationship to Annuitant			Relationship to Annuitant

	SS#/Tax ID#			SS#/Tax ID#

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FORM 4896 REV. 10/12

5.	Initial Purchase Payment

	❒ Amount with application $	❒ 1035 exchange/estimated transfer	$

6.	Type of Plan	❒ Non-qualified	❒ Qualified (For qualified plans, select type of plan and payment type below.)

	❒ TSA/403(b)	❒ 401(k)	❒ SEP-IRA	❒ Roth IRA	❒ Roth Conversion

	❒ IRA	❒ 457	❒ SIMPLE IRA	❒ Pension/Profit Sharing	❒ Other

Payment Type:

❒ Rollover ❒ Transfer

❒ Contribution $ for tax year ; $ for tax year

7.	Optional Riders

7a.	Living Benefit Riders: Must invest in Managed Volatility Portfolios (Complete Section 11 and 12a or 12b in
Allocation of Purchase Payments Section.)

❒	Guaranteed Lifetime Withdrawal Benefit Preferred IS (GLWB Preferred IS) Rider with Managed Volatility Portfolio Requirements (Not available with ONcore Xtra.)

❒	Single Life

❒	Joint Life

❒	Guaranteed Lifetime Withdrawal Benefit Plus (GLWB Plus) Rider with Managed Volatility Portfolio Requirements

❒	Single Life

❒	Joint Life

❒	Guaranteed Principal Protection (GPP) Rider (Not available with GLWB Preferred IS or GLWB Plus Rider.)

7b.	Death Benefit Riders (Only one death benefit rider can be chosen with GLWB Preferred IS or GLWB Plus Rider.)

❒	Premium Protection Death Benefit Rider (Only available with GLWB Preferred IS or GLWB Plus Rider.)

❒	Annual Step-Up Death Benefit Rider

❒	Gain Enhancement Benefit Rider (Not available with GLWB Preferred IS or GLWB Plus Rider.)

❒	100% (GEB Plus)

❒	50% (GEB)

8.	Replacement

Do you have an existing life insurance policy or an annuity? ❒ Yes ❒ No

Will the purchase of this annuity replace or change an existing life insurance policy or an annuity? ❒ Yes ❒ No

(If “Yes,” or 1035 exchange, write insurance company name and contract number in Special Requests, Section 14, and attach any required state replacement and/or transfer forms.)

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FORM 4896 REV. 10/12

9.	Rebalancing ☐ Yes (DO NOT CHECK IF ELECTING A LIVING BENEFIT RIDER OR ASSET ALLOCATION MODEL.)

If this box is checked, Variable Subaccounts will be rebalanced to the allocation percentages on this application (unless changed after issue of contract). Rebalancing does not apply to the Fixed Accumulation Account. Living Benefit riders require rebalancing, which we will do automatically. The Subaccounts in any Asset Allocation Model are also automatically rebalanced quarterly.

Frequency:   (Choose one) ❒ Quarterly       ❒ Semi-Annually     ❒ Annually

You must allocate to two or more Variable Subaccounts to elect rebalancing.

10.	Systematic Withdrawals

I (we) wish to start a series of withdrawals from the contract issued pursuant to this application as indicated below (surrender charges may apply, see contract). I understand that it may take up to 30 days to process my systematic withdrawal request.

Select payout option:		Select frequency of payments:

❒	10% of the account value	❒ Monthly

❒	$ flat dollar amount not to exceed 10% of account value	❒ Quarterly

❒	_______% based on rider	❒ Semi-Annually

❒	72(t) (Form V-4633 must be submitted for 72(t)).	❒ Annually

Any withdrawals under $500 require EFT (Electronic Funds Transfer).

Payment Schedule:

❒	As soon as possible (if current funds are being dollar cost averaged, the first payment will occur immediately following the initial DCA transfer).

❒                     /                    /

                    Month               Day                               Year

Send payment to:

❒ Via EFT to my bank account (Complete section below and attach a voided check.)

❒ Checking Account (Complete section below and attach a voided check.)

❒ Savings Account (Attach a voided, pre-coded deposit slip.)

Account Number	Bank Telephone Number

Bank Name

Bank Address

ABA Routing Number

❒	Directly to my address of record

Federal Income Tax Withholding Election

If you do not select an option below, we are required to withhold at least 10% of the taxable amount.

❒	A. I DO NOT want to have federal income tax withheld from my withdrawals.

❒	B. I DO want to have % federal income tax withheld from my withdrawals (10% minimum).

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11.	Allocation of Purchase Payments

IMPORTANT: Your purchase payment Allocation selection will depend upon the rider elections made in Section 7 on page 2.

Total Allocations to 11a, 11b, and 11c must equal 100%.

a.	_____% Dollar Cost Averaging (DCA)	❒ 6 Month DCA Account - Monthly ❒ 12 Month DCA Account - Monthly
	(Not available with all products.)	❒ 6 Month DCA Account - Quarterly ❒ 12 Month DCA Account - Quarterly

Mixed DCA (Less than 100% to DCA): If you choose to allocate less than 100% of your initial investment to the DCA above and you have selected a rider with Managed Volatility Portfolio Requirements, your selection in Section 12a or 12b must total 100%. If you have not selected a rider with requirements, your remaining immediate allocation selection in Section 12a or 12c should total 100%.

If you choose to DCA transfer into an Asset Allocation Model, complete Section 12a. If you choose to DCA transfer into Managed Volatility Portfolio Requirements (For GLWB Preferred IS, GLWB Plus or GPP Riders), select Managed Volatility Model in 12a or complete Section 12b.

I/we understand that the DCA account value must be at or above the amount that will permit the DCA transfers requested; otherwise, these transfers will end. This request is in lieu of the requirement for individual written transfer requests. I/we may also change or terminate these transfers by written notice to The Ohio National Life Insurance Company. (You may not transfer from the DCA Account to the Fixed Accumulation Account.)

b.	% Fixed Accumulation Account (Not available with GLWB Preferred IS, GLWB Plus or GPP Riders. Not available with all products.)

c.	% Immediate Allocations to Model, Managed Volatility Portfolio Requirements or Variable Subaccounts (Complete 12a, 12b, or 12c.)

12.	Complete appropriate section(s) below as instructed in Section 11.

a.	Asset Allocation Models You may only be in one Asset Allocation Model at any point in time. If you want to take advantage of dynamic models, you must complete Form 7215, Asset Allocation Advisory Agreement.

Models 1-5 are not available with GLWB Preferred IS, GLWB Plus or GPP Riders.

❒ Managed Volatility Model	❒ Model 2 - Moderately Conservative	❒ Model 4 - Moderate Growth
❒ Model 1- Conservative	❒ Model 3 - Balanced	❒ Model 5 - Growth

b.	Managed Volatility Portfolio Requirements: Complete ONLY if GLWB Preferred IS, GLWB Plus or GPP Riders are elected and you are not selecting the Managed Volatility Model in 12a.

Category Totals must equal 100%. At least 1% of your initial purchase payment must be allocated for each Variable Subaccount selected and must equal a whole percent. Allocation percentage for each Variable Subaccount selected cannot exceed the Maximum Allocation listed below:

Protected Funds - Category Total: Minimum 50% Maximum 100%
Maximum Allocation for each Variable Subaccount listed below is 50%
Federated Managed Tail Risk Fund II	%
Janus Risk Managed Balanced Portfolio	%
Legg Mason Dynamic Multi-Strategy VIT	%
PIMCO Global Diversified Alloc	%
TOPS® Managed Risk Balanced	%
TOPS® Managed Risk Moderate Growth	%
Total Allocated	%

Target Volatility Funds - Category Total: Maximum 50%
Maximum Allocation for each Variable Subaccount listed below is 25%
AllianceBernstein Dynamic Asset Alloc	%
Federated Managed Volatility Fund II	%
Fidelity® VIP Target Volatility Portfolio	%
Goldman Sachs Global Mkts Navg Fund	%
ICON Balanced Portfolio	%
Invesco V.I. Balanced-Risk Alloc Series II	%
Janus INTECH U.S. Low Volatility Portfolio	%
Lazard Retirement Global Dynamic Multi Asset Portfolio	%
TOPS® Managed Risk Growth	%
Total Allocated	%

Category Totals Must Equal 100%
% +	% =	%
Protected Funds	Target Volatility Funds	Total Must Equal 100%

FORM 4896 REV. 10/12	4	Subaccount List Effective 5/1/14

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FORM 4896 REV. 10/12

Complete appropriate section(s) below as instructed in 11a.

12c.	Variable Subaccounts/DCA: Only complete this section if no Living Benefit Riders are elected. No more than 18 different Variable Subaccounts may be selected. At least 1% of your initial purchase payment must be allocated for each Variable Subaccount selected and must equal a whole percent.

Variable Subaccounts		DCA Transfers to:

%	___________________________	%	___________________________
%	___________________________	%	___________________________
%	___________________________	%	___________________________
%	___________________________	%	___________________________
%	___________________________	%	___________________________
%	___________________________	%	___________________________
%	___________________________	%	___________________________
%	___________________________	%	___________________________
%	___________________________	%	___________________________
%	___________________________	%	___________________________
%	___________________________	%	Total must be 100%

13.	Portfolio Transfer Authorization (Owner/Owners must initial.)

By initialing, The Ohio National Life Insurance Company is authorized and directed to act on telephone instructions, written instructions except electronic mail, and/or Internet instructions from any person(s) who can furnish proper identification. The Ohio National Life Insurance Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, The Ohio National Life Insurance Company, affiliates, directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost.

By initialing above, I/we authorize you to allow my registered representative/agent to make telephone instructions, written instructions except electronic mail, and/or Internet transfers on my behalf, unless “No” is checked. ❒ No

14.	Special Requests

15.	Statement of Applicant

All statements made in this application are true to the best of my/our knowledge and belief, and the answers to these questions, together with this agreement, are the basis for issuing the contract. I/we agree to all terms and conditions as shown on the front and back. I/we further agree that this application shall be a part of the annuity contract, and verify my/our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. THE OWNER ACKNOWLEDGES RECEIPT OF THE CURRENT PROSPECTUS FOR THE SEPARATE ACCOUNT APPLICABLE TO THE CONTRACT AND ALL AVAILABLE UNDERLYING PORTFOLIOS. I/we agree that no one, except the President, the Secretary, or a Vice President of The Ohio National Life Insurance Company can make or change any contract. Under penalty of perjury, each Owner certifies that his/her Social Security (or taxpayer identification) number is correct as it appears in this application.

FORM 4896 REV. 10/12	5	EFFECTIVE 5/14

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FORM 4896 REV. 10/12

16.	State Insurance Fraud Notices

For Arizona and Kansas Applicants: The undersigned proposed insured and agent represent that the Proposed Insured has read, or had read to him/her, the completed application and that he/she realizes that any false statement or misrepresentation therein may result in loss of coverage under the policy. It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits. Only a court of law can make a determination of guilt regarding insurance fraud.

For Alabama Applicants: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

For Arkansas and Rhode Island Applicants: Any person who knowingly presents a false or fraudulent claim for payment of a loss of benefit, or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For DC Applicants: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Kentucky Applicants: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud which is a crime. I have read and understood this notice.

For Maine Applicants: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

For Missouri, West Virginia and Wisconsin Applicants: The undersigned Proposed Insured and Agent represent that the Proposed Insured has read, or had read to him/her, the completed application and that he/she realizes that any false statement or misrepresentation therein may result in loss of coverage under the policy.

For New Mexico Applicants: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

For Ohio and Oklahoma Applicants: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

For Tennessee Applicants: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

17.	Annuitant Owner’s Signature(s)

Annuitant Signature	Date	Signed at (City/State)

Owner /Applicant Signature (If different from Annuitant)	Date	Signed at (City/State)
(If Trustee, sign with title and attach Trust Certification Form V-4603.) (If corporation, include signature of officer and title, and attach a copy of Corporate Resolution.)

Joint Owner Signature	Date	Signed at (City/State)

E-mail Address of Owner or of Annuitant if Contract issued to Custodian

18.	Statement of Registered Representative

Will this contract change or replace any existing life insurance policy or an annuity of this or any other company? ❒ Yes ❒ No

If “Yes,” explain in Special Requests, Section 14.

I certify that I am authorized and qualified to discuss this contract. I certify that all sales materials used in the solicitation of this application were previously approved by The Ohio National Life Insurance Company. I also certify that I witnessed the Applicant’s signature.

Registered Representative Full Name (Print)	Registered Representative Signature	Registered Representative’s License ID Number

Registered Representative Phone Number	Broker/Dealer Name	Ohio National Agency Code

Rep. Option:

FORM 4896 REV. 10/12	6	EFFECTIVE 5/14